                                                                    EXHIBIT 23.4



                     CONSENT OF PERSON TO BECOME A DIRECTOR




         Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any reference to me as a person nominated to become a director of BrightStar Information Technology Group, Inc. ("BrightStar") in the Prospectus constituting a part of BrightStar's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act, and any amendments thereto.

Dated: December 15, 1997

                                                   /s/ BRIAN R. BLACKMARR
                                                   -----------------------------
                                                       Brian R. Blackmarr